UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park

Norwalk, Connecticut 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2018, Reed’s Inc., a Delaware corporation, sold its beverage manufacturing equipment and private label beverage business for a purchase price of $1.25 million pursuant to an asset purchase agreement of the same date with California Custom Beverage, LLC, an entity owned by Chris Reed, founder, CIO and board member of Reed’s. Chris Reed obtained debt financing from a commercial bank, PMC Financial Services, LLC, in the amount of $1,050,000. In addition, in support of the transaction, a group of current REED shareholders, including Chairman John Bello and certain institutional investors, purchased 350,000 REED shares from Chris Reed at $2.00 per share, in a private transaction exempt from the registration requirements of the Securities Act of 1933. The pricing was based on the higher of $2.00 per share or a 10% discount to the 5 day VWAP ending December 28, 2018. Reed’s agreed to file a resale registration on behalf of the purchasers to register the restricted shares within 20 days.

As part of the asset purchase transaction, Reed’s received a full release from the building lease obligations of the LA plant (contingent only upon completion of certain documentation this week between Chris Reed and the landlord), will receive a 5% royalty on private label sales to existing customers for 3 years and a 5% referral fee on private label sales to referred customers for 3 years. The equipment was sold on an “as-is, where is” basis. In addition, the parties entered into a 3-year co-packing contract for the production of Reed’s beverages in glass bottles at prevailing West Coast market rates. Certain transitional services will be provided by Reed’s to the purchaser for 30 days. The transaction documents also contain customary protections for intellectual property and non-competition provisions.

The description of the transaction documents contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the transaction documents. Copies of the transaction documents will be filed as exhibits to the company’s Annual Report on Form 10-K for the annual period ended December 31, 2018.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 are incorporated herein by reference.

Fair market value of the assets sold was determined after an extensive sales process led by Gordon Brothers and competitive bidding process. The company’s audit committee reviewed and approved the related party transaction as well.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Reed’s Inc. dated January 3, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: January 3, 2019	By:	/s/ Iris Snyder
Iris Snyder,
Chief Financial Officer